Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114007) and Form S-4 (No. 333-120205) of NRG Energy, Inc. of our reports dated March 10, 2004, except as to Notes 6, 20, 30 and 31 which are as of December 6, 2004, relating to the NRG Energy, Inc. consolidated financial statements and financial statement schedules, which appear in this Form 10-K Amendment No. 3.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 7, 2004